SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INSITUFORM TECHNOLOGIES, INC.

__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 25, 2007

__________________________

TO THE OWNERS OF COMMON STOCK
OF INSITUFORM TECHNOLOGIES, INC.:

You are invited to attend Insituform Technologies, Inc.’s 2007 annual meeting of stockholders. The meeting will be held on Wednesday, April 25, 2007 at 9:00 a.m. local time at the Insituform Technologies, Inc. Training Center, 580 Goddard Avenue, Chesterfield, Missouri.

The purposes of this year’s meeting are:

(1)	to elect eight directors,

(2)	to approve the Insituform Technologies, Inc. Employee Stock Purchase Plan,

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007, and

(4)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The board of directors set March 1, 2007 as the record date for the meeting. This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive this notice of the meeting, and to vote at the meeting and any adjournment(s) of the meeting.

If you do not expect to attend the meeting, please mark, sign, date and return the enclosed proxy card in the postage-paid envelope, so that your vote can be recorded.

By Order of the Board of Directors,

/s/ David F. Morris

David F. Morris
Secretary

Chesterfield, Missouri
March 15, 2007

PROXY STATEMENT

Insituform Technologies, Inc.’s board of directors is mailing this proxy statement and the proxy card to you to solicit proxies on its behalf to be voted at our 2007 annual meeting of stockholders, and at any adjournment(s) of the meeting. This proxy statement and the proxy card were first mailed on March 15, 2007. The meeting will be held on Wednesday, April 25, 2007 at 9:00 a.m. local time at the Insituform Technologies, Inc. Training Center, 580 Goddard Avenue, Chesterfield, Missouri, for the purposes listed in the accompanying notice.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may pay brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 1, 2007, the record date for our 2007 annual meeting of stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of March 1, 2007, we had 27,249,110 shares of common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than our common stock.

What am I voting on?

•	First, you are voting to elect eight directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our board of directors recommends a vote “FOR” the election of each of the nominees for director.

•	Second, you are voting to approve the Insituform Technologies, Inc. Employee Stock Purchase Plan.

Our board of directors recommends a vote “FOR” the approval of the Insituform Technologies, Inc. Employee Stock Purchase Plan.

•	Third, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•
By Written Proxy: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope, which requires no postage if mailed in the U.S.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, your shares are held in street name.

How many votes are needed to approve the proposals?

•	Directors are elected by a plurality vote. That means that the eight nominees who receive the most votes are elected. A majority vote is not required.

•	Approval of the Insituform Technologies, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

•
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	giving written notice to our corporate Secretary prior to the actual vote at the meeting,

•	delivering a later-dated proxy card prior to or at the meeting, or

•	voting in person at the meeting.

What is the record date and what does it mean?

The record date for the 2007 annual meeting of stockholders is March 1, 2007. The record date is set by our board of directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting, and at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

You should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the approval of the Insituform Technologies, Inc. Employee Stock Purchase Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007.

How are designations to “withhold authority,” broker non-votes and abstentions counted?

If you designate on the proxy that you are “withholding authority” to vote for a director nominee or nominees, your shares will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting.

As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the eight highest vote totals will be elected as directors. As a result, a designation on the proxy that you are “withholding authority” for a director nominee or nominees will only have the effect of lowering the vote totals of the individual directors for whom authority is withheld.

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on another matter presented at the meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•	does not have the discretionary voting power on the matter.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting and as votes cast on Proposals 2 and 3. Because these proposals require a majority of the votes cast for approval, an abstention will have the effect of a vote against the proposal.

What is a quorum?

A majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting.

*     *     *

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting, stockholders will elect eight directors, each to serve a term of one year or until a successor is elected and qualified. Unless otherwise instructed in the proxy, each of the persons named on the accompanying proxy card intends to vote the shares represented thereby in favor of the eight nominees listed under “Certain Information Concerning Director Nominees” below and, in any event, may not vote the shares for a greater number of persons than the eight nominees named.

Each director nominee is presently serving as a director of our company. We have no reason to believe that any of the director nominees will be unable or will decline to serve. If, however, any nominee should become unable or unwilling to serve, the persons named on the accompanying proxy card will vote the shares represented by the proxy for another person duly nominated by our board, based on the recommendation of our Corporate Governance & Nominating Committee, to act in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees. Our board of directors recommends a vote “FOR” each of the nominees for director.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

STEPHEN P. CORTINOVIS	Director since 1997
Age 57

Co-owner of Lasco Foods, Inc. (a food services industry manufacturer and distributor) since 2005; Partner of Bridley Capital Partners (a private equity firm) since 2001; Senior advisor to The Cypress Group (a private equity firm) since 2003; Director: Plexus Corp.

Member of our Corporate Governance & Nominating Committee and Strategic Planning Committee.

STEPHANIE A. CUSKLEY	Director since 2005
Age 46

Managing Director and Group Head - Mid Cap Investment Banking Coverage of JPMorgan Securities from 2003 until 2005; Managing Director and Project Manager - LeadershipMorganChase of JPMorgan Chase from 2001 until 2003; Director: Avantair, Inc.

Chair of our Audit Committee and member of our Compensation Committee.

JOHN P. DUBINSKY	Director since 2002
Age 63

President and Chief Executive Officer of Westmoreland Associates, LLC (a financial consulting company) since before 2001; President and Chief Executive Officer of CORTEX (a public purpose non-profit established to buy property for the development of a biotechnology corridor in the St. Louis, Missouri area) since 2003; Vice Chairman: BJC HealthCare; Director: Accentia Biopharmaceuticals, Inc. and Stifel Financial Corp.; Trustee: Barnes-Jewish Hospital and Washington University.

Chair of our Strategic Planning Committee and member of our Compensation Committee.

JUANITA H. HINSHAW	Director since 2000
Age 62

President and Chief Executive Officer of H & H Advisers (a financial advisory company) since 2005; Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (electrical and communications distributor) from before 2001 until 2005; Director: IPSCO, Inc., Synergetics USA, Inc. and The Williams Company, Inc.

Chair of our Compensation Committee and member of our Audit Committee.

ALFRED T. MCNEILL	Director since 2004
Age 70

Consultant to the construction industry since before 2001; Chief Executive Officer of New Jersey Schools Construction Corporation from 2002 until 2003.

Member of our Corporate Governance & Nominating Committee and Strategic Planning Committee.

THOMAS S. ROONEY, JR.	Director since 2003
Age 47

Insituform’s President and Chief Executive Officer since July 2003; Insituform’s President and Chief Operating Officer from April 2003 until July 2003; Senior Vice President and Regional Manager of Gilbane Building Company from before 2001 until April 2003.

Member of our Strategic Planning Committee.

SHELDON WEINIG	Director since 1992
Age 79

Adjunct Professor at Columbia University and at State University of New York, Stony Brook from before 2001; Director: Sion Power Corporation and Math for America.

Chair of our Corporate Governance & Nominating Committee and member of our Audit Committee.

ALFRED L. WOODS	Chairman of the Board since 2003
Director since 1997
Age 63

President of Woods Group, LLC (a management consulting company) since before 2001; Director: Clutchmobile, Inc.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our board’s Corporate Governance & Nominating Committee, our board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis	Alfred T. McNeill
Stephanie A. Cuskley	Sheldon Weinig
John P. Dubinsky	Alfred L. Woods
Juanita H. Hinshaw

None of our independent directors, other than Mr. Dubinsky, have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2006. Mr. Dubinsky is the President and Chief Executive Officer of CORTEX, a public purpose non-profit corporation that was organized to purchase real property in the St. Louis, Missouri area with the goal of establishing a biotechnology corridor. Mr. Dubsinky’s position with CORTEX is an unpaid position. During 2006, CORTEX purchased a parcel of real property from one of our subsidiaries for $2.35 million in cash. Mr. Dubinsky did not participate in the negotiation or the consideration of the transaction for either CORTEX or us. Our board considered the size of the transaction, the arm’s length nature of the negotiations (including an independent appraisal we received on the value of the property), and the fact that Mr. Dubinsky has no personal financial or ownership interest in CORTEX in determining that the transaction did not negatively impact Mr. Dubinsky’s independence.

Non-Executive Chairman of the Board

The Chairman of the Board position is a non-executive position. Alfred L. Woods has served as our non-executive Chairman since July 2003.

Our non-executive Chairman is responsible for the smooth functioning of our board, enhancing its effectiveness. The non-executive Chairman guides the processes of our board, setting the agenda for, and presiding at, board meetings. Our non-executive Chairman also presides at stockholder meetings, and ensures that directors receive appropriate information from our company to fulfill their responsibilities.

Our non-executive Chairman is an ex officio member of each standing board committee, providing guidance and, like all directors, taking an active role in evaluating our Chief Executive Officer.

Our non-executive Chairman acts as a regular liaison between our board and our Chief Executive Officer, consulting regularly with our Chief Executive Officer over business matters and providing our Chief Executive Officer with more immediate consultation and advice on material business decisions which require prompt reflection or policy interpretation.

The non-executive Chairman has no operating or independent oversight authority or responsibility. All oversight authority and responsibility remains with our full board or its designated committees, and all executive authority and responsibility remains with our Chief Executive Officer.

Board Meetings and Committees

Board of Directors. During 2006, our board of directors held six meetings and acted three times by unanimous written consent. No director attended fewer than 75% of the aggregate number of board meetings and board committee meetings on which the director served during 2006. Our board has an Audit

Committee, a Compensation Committee, a Corporate Governance & Nominating Committee and a Strategic Planning Committee.

Audit Committee. The members of our board’s Audit Committee are Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Sheldon Weinig. Mmes. Cuskley and Hinshaw and Mr. Weinig are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of the Audit Committee are to oversee (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) our independent auditors’ qualifications and independence and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Report of the Audit Committee included in our proxy statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors,
•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us,
•	oversight of our internal auditors’ work,
•	review of the scope and results of our internal controls,
•	approval of the professional services provided by our independent auditors, and
•	review of the independence of our independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw.

During 2006, the Audit Committee held five meetings. Our board has adopted a written charter for the Audit Committee.

Compensation Committee. The members of our board’s Compensation Committee are Juanita H. Hinshaw (Chair), Stephanie A. Cuskley and John P. Dubinsky. Mmes. Hinshaw and Cuskley and Mr. Dubinsky are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Compensation Committee (a) determines the compensation level of our Chief Executive Officer and other executive officers, (b) reviews management’s Compensation Discussion and Analysis relating to our company’s executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report on Form 10-K, (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report on Form 10-K, and (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans.

During 2006, the Compensation Committee held seven meetings and acted three times by unanimous written consent. Our board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2006. The members of the Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance & Nominating Committee. The members of our board’s Corporate Governance & Nominating Committee are Sheldon Weinig (Chair), Stephen P. Cortinovis and Alfred T. McNeill. Messrs. Weinig, Cortinovis and McNeill are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Corporate Governance & Nominating Committee advises the board on corporate governance principles, including developing and recommending to our board a set of corporate governance guidelines, and identifies qualified individuals to recommend as potential board members to our stockholders.

Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2008 annual meeting of stockholders must comply with a by-law provision dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” in this proxy statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis. In its evaluation of director candidates, the Corporate Governance & Nominating Committee considers a variety of characteristics including, but not limited to, core competencies, experience, independence, level of commitment, board and company needs and considerations, and personal characteristics. The Corporate Governance & Nominating Committee may engage a third party to assist it in identifying potential director nominees.

The Corporate Governance & Nominating Committee held six meetings in 2006. Our board has adopted a written charter for the Corporate Governance & Nominating Committee.

Strategic Planning Committee. The members of our board’s Strategic Planning Committee are John P. Dubinsky (Chair), Stephen P. Cortinovis, Alfred T. McNeill and Thomas S. Rooney, Jr. Messrs. Dubinsky, Cortinovis and McNeill are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market. The role of this committee is to review and to make recommendations to the board regarding our strategy and strategic planning process.

The Strategic Planning Committee held six meetings during 2006. Our board has adopted a written charter for the Strategic Planning Committee.

Corporate Governance Documents

Corporate Governance Guidelines. Based on the recommendation of the Corporate Governance & Nominating Committee, our board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance & Nominating Committee, provide a framework within which our board and executive officers fulfill their respective responsibilities and reflect our board’s commitment to monitor the effectiveness of decision-making both at the board and senior executive management level.

Board Committee Charters. As described above, the board has adopted a charter for each of its Audit, Compensation, Corporate Governance & Nominating and Strategic Planning Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Business Code of Conduct. In addition, based on the recommendation of the Corporate Governance & Nominating Committee, our board has adopted a business code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Each of our corporate governance guidelines, board committee charters, code of ethics and business code of conduct are available, free of charge, on our website, www.insituform.com, under “Investors - Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations
c/o Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

If we amend our code of ethics or grant a waiver of our code of ethics to any of our officers or directors, we will disclose the amendment or waiver on our website.

REPORTOF THE AUDIT COMMITTEE

The board’s Audit Committee operates under a written charter, which was adopted by our board of directors. A copy of this charter is available, free of charge, on our website, www.insituform.com. The Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Sheldon Weinig.

The Audit Committee reviewed and discussed our audited consolidated financial statements for 2006 with our management. In addition, the Audit Committee discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, which include the following:

•	PricewaterhouseCoopers LLP’s responsibility under generally accepted auditing standards,
•	significant accounting policies,
•	management judgments and accounting estimates,
•	significant audit adjustments,
•	other information in documents containing audited financial statements,
•	disagreements with our management, including accounting principles, scope of audit and disclosures,
•	consultation with other accountants by management,
•	major issues discussed with our management prior to retention of PricewaterhouseCoopers LLP, and
•	difficulties encountered in performing the audit.

The Audit Committee received and discussed with PricewaterhouseCoopers LLP their written disclosures and letter regarding any significant relationships that could impair PricewaterhouseCoopers LLP’s independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP’s independence. Based upon the above reviews and discussions, the Audit Committee recommended to the board that our audited consolidated financial statements for 2006 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the National Association of Securities Dealers’ listing standards.

Based on the findings of the Audit Committee, our board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair             Juanita H. Hinshaw
Sheldon Weinig

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

*     *     *

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2006:

Name(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen P. Cortinovis	2006	$45,000	$77,440	—	—	—	—	$122,440
Stephanie A. Cuskley	2006	55,000	77,440	—	—	—	—	132,440
John P. Dubinsky	2006	51,000	77,440	—	—	—	—	128,440
Juanita H. Hinshaw	2006	55,000	77,440	—	—	—	—	132,440
Alfred T. McNeill	2006	45,000	77,440	—	—	—	—	122,440
Sheldon Weinig	2006	55,000	77,440	—	—	—	—	132,440
Alfred L. Woods	2006	92,000	137,940	—	—	—	—	229,940

(1)
For information concerning compensation earned in fiscal year 2006 by Thomas S. Rooney, Jr., our President and Chief Executive Officer and a member of our board of directors, please see the Summary Compensation Table in this proxy statement.

(2)
Represents the amount recognized for financial statement reporting purposes during 2006 and the grant date fair value, calculated in accordance with FAS 123(R), with respect to deferred stock units awarded on April 26, 2006, in the following amounts: 3,200 to each of Messrs. Cortinovis, Dubinsky, McNeill and Weinig and Mmes. Cuskley and Hinshaw; and 5,700 to Mr. Woods. Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 23, 2007, for a discussion regarding the valuation of our stock awards. The aggregate number of stock awards outstanding at December 31, 2006, was as follows: Mr. Cortinovis, 12,725; Ms. Cuskley, 6,400; Mr. Dubinsky, 12,725; Ms. Hinshaw, 12,725; Mr. McNeill, 9,600; Mr. Weinig, 12,725; and Mr. Woods, 22,725.

(3)	The aggregate number of option awards outstanding at December 31, 2006, was as follows: Mr. Cortinovis, 51,500; Mr. Dubinsky, 15,000; Ms. Hinshaw, 22,500; Mr. Weinig, 31,500; and Mr. Woods, 51,500.

Additional Information About Director Compensation

Each director, other than Messrs. Woods and Rooney, is compensated at a rate of $27,000 per year, plus reimbursement of related business travel expenses. Directors are not paid meeting fees. Mr. Rooney, as our President and Chief Executive Officer, receives no additional fees for his service as a director. Mr. Woods, our non-executive Chairman, is compensated at a rate of $92,000 per year, plus reimbursement of related business travel expenses.

Directors other than Messrs. Woods and Rooney receive additional compensation for serving on board committees as follows:

	Chair	Member
Board Committee	Compensation	Compensation

Audit Committee	$19,000	$13,000
Compensation Committee	15,000	9,000
Corporate Governance & Nominating Committee	15,000	9,000
Strategic Planning Committee	15,000	9,000

Non-employee directors also are eligible to receive grants of stock options and/or deferred stock units under our 2006 Non-Employee Director Equity Incentive Plan from time to time. During 2006, each of Messrs. Cortinovis, Dubinsky, McNeill and Weinig and Mmes. Cuskley and Hinshaw received a grant of 3,200 deferred stock units. Mr. Woods received a grant of 5,700 deferred stock units during 2006. Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at grant. Following termination of the director’s service on our board or earlier distribution date as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Messrs. Cortinovis, Dubinsky, McNeill, Weinig and Woods and Mmes. Cuskley and Hinshaw did not receive any options to purchase shares of our common stock in 2006.

During 2006, we adopted a policy with respect to required levels of stock ownership for our non-employee directors. Under the policy, each current director is required to beneficially own (and retain thereafter) at least 10,000 shares of our common stock by July 25, 2009. Each non-employee director who is elected or appointed after adoption of the policy will be required to beneficially own (and retain thereafter) at least 10,000 shares of our common stock no later than the fourth anniversary of the director’s election or appointment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

The Compensation Committee oversees our executive compensation program. The Compensation Committee consists of three directors: Juanita H. Hinshaw (Chair), Stephanie A. Cuskley and John P. Dubinsky, each of whom is an independent director.

The Compensation Committee has a formal charter, pursuant to which it is directed to:

•	assist our board in the discharge of our board’s responsibilities relating to the compensation of our directors and executives,

•
review management’s Compensation Discussion and Analysis relating to our executive compensation programs, and to approve the inclusion of the Compensation Discussion and Analysis in our proxy statement and/or annual report on Form 10-K,

•	issue a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report on Form 10-K, and

•	administer, and make recommendations with respect to, our incentive compensation plans and equity-based plans.

Specifically, the duties and responsibilities of the Compensation Committee under its charter are to:

•	periodically review and approve our corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers,

•
evaluate our Chief Executive Officer’s and other executive officers’ performance in light of our goals and objectives, taking into consideration the evaluation of our Chief Executive Officer’s overall performance conducted in a manner prescribed by our board of directors, and evaluate the other executive officers’ performance in light of our goals and objectives, taking into consideration our Chief Executive Officer’s evaluation of each such executive officer’s overall performance,

•	assess our competitive position for the components of executive compensation on a national and local level as well as in our industry and consider different compensation approaches,

•	determine the compensation level of our Chief Executive Officer and our other executive officers,

•	review the Compensation Discussion and Analysis and approve its inclusion in our proxy statement and/or annual report on Form 10-K,

•	issue a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report on Form 10-K,

•	annually evaluate the performance of the Compensation Committee, and

•	recommend to our board specific amounts and forms of director compensation based on general guidelines established by the Corporate Governance & Nominating Committee.

The Compensation Committee’s charter requires that the compensation of our Chief Executive Officer be determined by the Compensation Committee meeting in an executive session without our Chief Executive Officer present. The compensation of our other executive officers must be determined by the Compensation Committee meeting in an executive session in which our Chief Executive Officer may be present, by invitation of the committee, but may not vote.

In connection with the Compensation Committee’s review and approval of our Chief Executive Officer’s long-term compensation, the charter requires the Compensation Committee to consider the following factors:

•	our performance and relative total stockholder return,

•	the value of such awards granted to other chief executive officers at comparable companies, and

•	the awards granted to our Chief Executive Officer in prior years.

Compensation Philosophy and Objectives

Our executive compensation program is designed with the goal of providing compensation that is fair, reasonable and competitive. The program is intended to help us attract and retain top talent, and to provide rewards that are linked to performance while also aligning the interests of executives with our goals and strategies. Our executive compensation program utilizes a total rewards approach including not only competitive compensation packages but also career opportunities and work environment. The program is based on the following guiding principles:

Performance. We believe that the best way to accomplish alignment of our compensation plans with our business goals and strategies is to link executive pay directly to our performance and value creation. Except for the base salaries paid to our executive officers and certain perquisites, all other elements of our executive officers’ total compensation are variable in nature. The amount that each executive officer will ultimately be paid is based either on the achievement of pre-established performance objectives and goals and/or the discretion of the Compensation Committee (in the case of our CEO) or the Compensation Committee and our CEO (in the case of our other executive officers) with respect to annual and long-term incentive awards payable in cash, or the future appreciation of our common stock with respect to equity awards. In this way, the amount that an executive officer earns will be based upon our operating performance and the resultant effect of this performance on our stock price.

Competitiveness. Our executive compensation and benefits program is designed to be competitive with those provided by other companies in similar businesses that we consider to be competitors for executive talent. The Compensation Committee has retained an independent executive compensation advisor, Towers, Perrin, Forster & Crosby, Inc., to survey the compensation structure and levels of other publicly traded companies, with an emphasis on those companies that the Compensation Committee believes to be similar to us in industry type, size and complexity of the business. Our compensation philosophy is to target base salaries for the executive officers at 50% of the range of base salaries and to target total compensation at 75% of the range of total compensation, for similarly situated executives at these comparable companies. The actual base salary and total compensation packages for each of our executive officers may at a given time be more or less than these targets depending upon a number of factors determined by the Compensation Committee, including, among other things, experience level, years of service with our company and performance factors. The benefits component of the program is designed to provide competitive levels of protection and financial security and is not based on performance.

Cost. Our total compensation and benefits program is designed to be cost-effective and affordable, ensuring that the interests of our stockholders are considered in determining executive pay levels. The Compensation Committee considers the deductibility for our tax purposes as well as the accounting effects of various items of compensation when determining the elements, structure and amount of our executive officers’ pay packages. We believe that our philosophy of aligning management and stockholder interests is an important element in creating an environment of trust and teamwork that furthers our long-term interests.

The objectives of the Compensation Committee in establishing executive compensation are:

•	to offer levels of compensation substantially equivalent to those offered by other companies in similar businesses that we consider to be competitors for executive talent,

•	to compensate executives based on each executive’s level of responsibility and contribution to our business goals,

•	to link compensation with the individual goals for each executive as well as the financial performance of our entire company, and

•	to align the interests of our executives with the interests of our stockholders.

The Compensation Committee establishes our overall compensation philosophy, but it may delegate the determination and administration of non-executive officer compensation as it deems appropriate. It also makes recommendations to our board regarding the adoption, amendment and rescission of equity-based incentive compensation plans. The Compensation Committee also administers our employee equity incentive plans and our long-term incentive plans under which incentive compensation may be awarded to executive officers.

Consistent with its charter, during 2006, the Compensation Committee made all decisions relating to executive officer compensation, including the award of 2005 annual incentive bonuses, payable in 2006, and the determination of bonus award criteria and levels for the 2006 annual incentive bonuses and long-term incentive awards, including the value and the mix of long-term cash awards, as well as equity incentive awards in the form of stock options and restricted stock grants.

Our executive compensation program, which includes our Chief Executive Officer, Thomas S. Rooney, Jr., was developed with the assistance of Towers Perrin, and Towers Perrin continues to provide information and analysis to the committee on an ongoing basis. Our program consists principally of base salary, annual incentive cash payments and long-term incentive plan awards payable in restricted stock units, stock options (both incentive and non-qualified) and/or cash payments, all as described below.

Establishing Overall Compensation Levels

Direct compensation levels (base salary, annual incentive cash payments, long-term executive incentive cash program awards and equity incentives) are established based on three main factors: competitive benchmarking, performance and cost.

Each year, compensation levels for our Chief Executive Officer and other named executive officers are compared to summary compensation data for other public companies, as prepared by the Compensation

Committee’s independent executive compensation advisor. This data includes base salary, annual cash incentive payments and long-term performance components of pay. Based on this data, as well as the judgment of the Compensation Committee, compensation guidelines are established for each executive position.

In connection with the Compensation Committee’s 2007 executive compensation review, in late 2006 Towers Perrin provided the Compensation Committee with general compensation information from national surveys of a large group of public companies and for the five companies that we had listed as peer companies for purposes of our stock performance table in our 2006 proxy statement. These groupings were consistent with the groupings utilized by the committee in its reviews during 2005 for the 2006 executive compensation adjustments. In addition, at the request of the Compensation Committee, Towers Perrin also created a peer grouping consisting of companies in similar industries as ours. The industries selected included construction, manufacturing, engineering, technology, oil pipelines, energy, water and utilities. From this peer group of companies, Towers Perrin eliminated certain low performing companies and certain companies whose debt/equity structures were unlike ours. Certain water and utilities companies also were added to the group because of our emphasis in the future on the potable water pipeline rehabilitation business. Following the Compensation Committee’s review of this information, the committee then requested that Towers Perrin develop a smaller peer group by eliminating those companies from the larger peer group which had less than $200 million or more than $3 billion in revenue during their most recently completed fiscal year.

The larger peer group consisted of 25 companies, some of which the Compensation Committee believed did not appropriately compare to our company. The smaller peer group consisted of 15 companies, which resulted from the elimination of four companies from the larger peer group with revenues of less than $200 million during their most recently completed fiscal years and six companies with revenues of greater than $3 billion for their most recently completed fiscal years. Three of the companies within the smaller peer group also were in our stock performance table peer group.

Based upon its review of the various groupings of companies and following consultation with Towers Perrin, the Compensation Committee concluded that the smaller peer group (representing 15 companies) most appropriately represented our company. As such, for purposes of establishing total compensation targets for our named executive officers for 2007, the committee targeted total compensation for our executive officers at approximately 75% of the range of total compensation for the equivalent executive positions in the smaller peer grouping. As previously noted, actual target compensation levels for each executive officer may be more or less than the targeted levels derived from the relevant groupings based upon other factors that the Compensation Committee may consider in its discretion.

Establishing the Elements and Mix of Compensation

In setting the overall mix of elements of executive compensation, the Compensation Committee strives to balance guaranteed compensation with variable incentive compensation, with an emphasis on performance- and equity-based compensation.

Performance- and equity-based awards are both short-term and long-term in nature. Short-term incentives are embodied in our annual incentive plan, which pays executive officers an annual cash award based upon a maximum bonus pool established on the basis of our performance against targets in each fiscal year, as well as the performance reviews by the Compensation Committee (in the case of the CEO) and by the committee and the CEO (in the case of other executive officers) that ultimately set the actual cash amounts payable to each executive officer. Target dollar amounts for potential annual cash incentives are expressed as a percentage of each executive officer’s base salary. Actual annual incentive awards, however, may vary from these target amounts due to the discretion that the Compensation Committee and/or the CEO, as the case may be, has in the determination of final annual incentive awards.

Longer-term awards are paid in incentive and non-qualified stock options, restricted stock units and cash awards. The Compensation Committee establishes the total dollar amount of the long-term awards for each of the executive officers by subtracting the executive officer’s base salary and the target dollar amount of the potential annual cash incentive from the executive’s target amount for total compensation. Sixty percent of the dollar balance for an executive’s long-term awards is payable in stock options, 25% is payable in restricted stock units and 15% is payable in three-year long-term cash awards.

The Compensation Committee uses a binomial valuation prepared by Towers Perrin to determine the value per share of each share subject to a stock option or a restricted stock unit award. This binomial value is intended to reflect the grant date value of the award based upon a variety of assumptions, including the characteristics of the particular award and our common stock. This binominal value will not necessarily be the same value used by us for the expensing of these stock awards for financial reporting purposes.

The binomial value per share of the stock option is divided into the total dollar value that the Compensation Committee wishes to assign to stock options for the particular executive officer to translate the award into a number of shares subject to the option. The option exercise price is established at 100% of the fair market value of our stock at the close of business on the date that the committee approves the grant. Generally, options will vest, and be expensed for financial reporting purposes, over three years, with 25% of the amount vesting immediately upon grant and 25% vesting on the anniversary of the grant date in each of the next three years.

Likewise, the binomial value per share of the restricted stock unit award is determined and divided into the total dollar value that the committee wishes to assign to restricted stock unit awards for the particular executive officer in order to translate the award into a number of restricted stock units subject to the award. Restricted stock units typically vest as to 100% of the shares subject to the award at the third anniversary of the award date and are expensed for financial reporting purposes over the three-year period.

The Compensation Committee establishes a three-year performance plan each year with performance targets for threshold, target and maximum incentive cash payments. One hundred percent of the pre-established cash award for each executive officer is paid when we meet 100% of our three-year performance target. A threshold payment equal to one-half of the pre-established cash award for each executive officer is paid when we meet at least 75% of our three-year performance target, and a maximum award of two times the pre-established performance awards is paid when we are at least 25% over our three-year performance target. Actual amounts of the cash awards are determined by reference to the threshold, target and maximum targets and payout amounts relative to actual results for the three-year performance period. The payment of a long-term performance cash award may be reduced by the Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of the Compensation Committee.

Setting Actual Levels of Compensation

Base Salary. The Compensation Committee evaluates executive base salaries by level of responsibility, individual performance and our corporate performance, as well as by reference to competitive factors in the marketplace for key executives as discussed above.

For 2006, the Compensation Committee acted to raise the annual salaries of the executive officers as follows: the salary of Thomas E. Vossman, our Senior Vice President and Chief Operating Officer, was raised to $310,000 from $280,000, which represented an increase of 11%, and the salary of David F. Morris, our Vice President, General Counsel and Secretary, was raised to $240,000 from $210,000, which represented an increase of 14%. The significant increases in base salary for Messrs. Vossman and Morris were based upon the recommendations of our Chief Executive Officer and the Compensation Committee’s determination to continue to move these executives to base salary levels commensurate with other executives with similar positions, duties, responsibilities and tenure within the relevant peer groups. David A. Martin, our principal financial officer, became an executive officer of our company on January 25, 2006, which date was after the date on which the Compensation Committee had approved the 2006 salary increases for our other executive officers. As a result, the Compensation Committee did not review and approve Mr. Martin’s salary increase for 2006.

At Mr. Rooney’s request, the Compensation Committee determined to maintain Mr. Rooney’s annual salary at $630,000 for 2006. Mr. Rooney had suggested to the Compensation Committee that his base salary remain the same due to the fact that our performance in 2005 was significantly lower than established targets.

For 2007, the Compensation Committee acted to raise the annual salaries of the executive officers as follows: the salary of Mr. Rooney was raised to $655,000, an increase of 4%; the salary of Mr. Vossman was raised to $370,000, an increase of 19%; the salary of Mr. Morris was raised to $295,000, an increase of 23%; and the salary of Mr. Martin was raised to $190,000, an increase of 6%. The significant increases in the base salary for Messrs. Vossman and Morris were based upon the recommendations of our Chief Executive Officer and the Compensation Committee’s determination to continue to move these executives to base salary levels commensurate with other executives with similar positions, duties, responsibilities and tenure within the relevant peer groups.

Annual Incentive Cash Payments. Each year performance goals are established to determine the level of incentive awards to be awarded under our Management Annual Incentive Plan. These goals are defined in accordance with market and investor expectations with respect to our corporate performance and generally are based upon individual contribution toward the achievement of individual, departmental, business unit and corporate objectives.

Each participant has an established payout target, which target is expressed as a percentage of such participant’s annual base salary. The Compensation Committee approves any payout target percentage for an executive officer. Payout target percentages are used as a guideline to allocate incentive award amounts based upon each participant’s achievement of his or her applicable individual performance objectives and the total amount of the annual incentive award pool available under the plan. The Compensation Committee, in its sole discretion, makes the final determination of how the annual incentive award pool amount will be allocated among the participants, after receiving and considering the recommendation of a committee consisting of the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer.

For 2006, executive officers were eligible to receive annual incentive cash awards under the 2006 Management Annual Incentive Plan. Key employees at the individual business units had their incentive awards under the plan based upon the financial performance of their business unit and our overall financial performance. The total amount available to be awarded under the plan was based on our net income for the fiscal year. Regardless of our net income for the year, a minimum of $600,000 was available for annual incentive payments for 2006, although there was no requirement that the entire amount available be awarded.

The annual incentive cash awards promote our compensation objectives by aligning the interests of our executives and key employees with the interests of our stockholders, as well as rewarding our executives and key employees for value creation.

The mid-point target amount of the annual incentive award for each executive officer was established as a percentage of the executive’s salary, but the actual annual incentive award amounts could vary, higher or lower, from the mid-point target percentage based upon the level of the executive’s achievement of his or her financial and individual goals. For 2006, the mid-point target for annual incentive compensation was set at 70% of the annual base salary of Mr. Rooney, 50% of the respective annual base salaries of Messrs. Vossman and Morris, and 30% of the annual base salary of Mr. Martin, with a maximum annual incentive award of twice each executive officer’s mid-point target percentage.

The actual amounts for annual incentive cash awards paid to our executives are in the discretion of the Compensation Committee. Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to awards for the Chief Operating Officer, General Counsel and Controller. Annual incentive award amounts for other participants under the plan are determined by the Chief Executive Officer, subject to adjustment by the Compensation Committee in its sole discretion.

For 2006, Messrs. Rooney, Vossman, Morris and Martin were awarded annual incentive cash awards in the amounts of $264,000, $70,000, $72,000 and $65,000, respectively, under the plan.  The annual cash incentive awards are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of the Compensation Committee providing performance criteria for these annual cash awards under our Long-Term Incentive Plan.

For 2007, executive officers will be eligible to receive annual incentive cash awards under the 2007 Management Annual Incentive Plan. The potential annual incentive awards of key employees at the individual business units under the plan will be based upon the financial performance of their business unit and our overall financial performance. The total amount available to be awarded under the plan will be based on our net income for the fiscal year. Regardless of our net income for the year, however, a minimum amount of $700,000 will be available for annual incentive awards for 2007, although there is no requirement that the entire amount available be awarded.

The Compensation Committee set the mid-point target for annual incentive awards for 2007 at 70% of the annual base salary of Mr. Rooney, 50% of the respective annual base salaries of Messrs. Vossman and Morris, and 30% of the annual base salary of Mr. Martin, with a maximum annual incentive award of twice each executive officer’s mid-point target percentage. Each of the computed annual incentive awards is subject to reduction in the sole discretion of the Compensation Committee.

Long-Term Executive Cash Performance Program. The purpose of our Long-Term Executive Cash Performance Program is to provide senior management with long-term incentive compensation in the form of cash based on the level of achievement of financial and other pre-established performance criteria over a three-year performance period. Each year a new three-year performance period commences with different performance criteria and/or targets set for each period. Our Long-Term Executive Cash Performance Program focuses the interests of our key executives on one or more of the key measures of our financial success as determined by the Compensation Committee over the longer term than the annual cash incentive payments. Those key measures are embodied in our 2006 Executive Performance Plan.

For the three-year performance period starting in 2006 and ending in 2008, the Compensation Committee established a target payout of $248,000 for Mr. Rooney, a target payout of $80,000 for Mr. Vossman and a target payout of $40,000 for Mr. Morris. The actual payout amounts are to be calculated based on a stockholders’ equity target for the three-year period ending December 31, 2008 and may be reduced in the sole discretion of the Compensation Committee and adjusted for future value.

For the three-year performance period starting in 2007 and ending in 2009, the Compensation Committee established a target payout of $322,188 for Mr. Rooney, a target payout of $176,042 for Mr. Vossman and a target payout of $100,521 for Mr. Morris.

Equity Incentives. The primary purpose of our equity incentive program is to align the interests of our key employees, including the executive officers, more closely with the interests of our stockholders by offering these key employees an opportunity to benefit from increases in the market price of our common stock. The granting of restricted stock and/or restricted stock units is specifically targeted toward retention of our executives and other key employees. Our equity incentive program provides long-term incentives that have enabled us to attract and retain key employees by encouraging their ownership of our common stock. In addition, the program is designed to assist executives with achieving ownership guidelines with respect to our stock.

Our 2006 Employee Equity Incentive Plan provides for the granting of stock options, restricted stock, restricted stock units and other stock-based awards to our key employees, whose talents and special efforts are essential to our continued progress. In addition, the plan advances our company’s and stockholders’ interests by encouraging key employees to acquire an ownership interest in our company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to remain employees over the long term.

Our 2006 Employee Equity Incentive Plan is administered by the Compensation Committee. The committee has exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Each of our executive officers was granted stock options and Messrs. Rooney, Vossman and Morris were awarded restricted stock during 2006. Messrs. Rooney, Vossman, Morris and Martin each received seven-year options to purchase 112,000, 34,300, 20,100 and 4,000 shares, respectively, of our common stock, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant. Messrs. Rooney, Vossman and Morris also were awarded 18,700, 5,200 and 3,600 shares, respectively, of restricted stock that will vest fully on the third anniversary date of the award if their employment with us has not terminated as of that date. The restricted stock award also was subject to our achievement of a pre-established net income target during the performance period beginning on January 1, 2006 and ending on December 31, 2006, which target has been achieved.

Each of our executive officers was granted stock options and restricted stock units during 2007. Messrs. Rooney, Vossman, Morris and Martin each received seven-year options to purchase 113,343, 61,930, 35,362 and 4,000 shares, respectively, of our common stock, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant. Messrs. Rooney, Vossman, Morris and Martin also were awarded 17,404, 9,510, 5,430 and 1,500 restricted stock units, respectively, that will vest fully on the third anniversary date of the award if their employment with us has not terminated as of that date. The restricted stock award also is subject to our achievement of a pre-established net income target during the performance period beginning on January 1, 2007 and ending on December 31, 2007.

Each of the restricted stock unit awards is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code by virtue of the Compensation Committee setting performance criteria for these restricted awards under our 2006 Executive Performance Plan.

Other Compensation Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation to $1 million per year for our Chief Executive Officer and our four other most highly compensated officers, but it contains an exception for performance-based compensation that satisfies certain conditions. Our 2006 Executive Performance Plan is intended to allow us to pay performance-based compensation as defined in Section 162(m). Under our 2006 Executive Performance Plan, the Compensation Committee designates participants in various incentive programs for each fiscal year or other period set by the Compensation Committee. Each incentive program can have its own specific performance goals or targets and performance period. The Compensation Committee establishes objective performance goals based upon one or more of the following criteria, individually or in combination, adjusted in the manner the Compensation Committee determines in its sole discretion:

• stock price	• earnings per share
• sales	• free cash flow
• return on equity	• net income
• book value	• individual performance
• expense management	• business unit performance

The payment of an incentive program award under our 2006 Executive Performance Plan may be reduced by the Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of the Compensation Committee.

We have not adopted any policy with respect to coordinating option grant dates with the release of material non-public information. Rather, the grant date with respect to any options granted to a named executive officer generally is the date the Compensation Committee determines to grant such options. As such, there may be times when the Compensation Committee may grant options when the board or Compensation Committee is in possession of material non-public information. The Compensation Committee typically does not take such information into account when determining whether and in what amount to make option grants.

Stock Ownership Policy with Respect to Named Executive Officers

During 2006, our board of directors adopted a policy with respect to required stock ownership levels of certain highly compensated officers, including all of the named executive officers other than Mr. Martin. The policy requires that each of Messrs. Rooney, Vossman and Morris beneficially own by no later than July 25, 2009 (and retain thereafter) at least the number of shares of our common stock computed by dividing their respective base salaries as of July 25, 2006 (i.e., $630,000 for Mr. Rooney, $310,000 for Mr. Vossman, and $240,000 for Mr. Morris) by the average of the closing price of our common stock for the ten trading days prior to July 25, 2006 (i.e., $22.52 per share). Pursuant to this calculation, the minimum number of shares that these named executive officers must beneficially own under the policy by July 25, 2009 is 27,975 shares for Mr. Rooney, 13,765 shares for Mr. Vossman and 10,657 shares for Mr. Morris.

Other Benefits

Standard Benefit Package. We provide standard company-sponsored benefit plans to all of our employees, including the named executive officers. Such benefits include company-sponsored insurance, retirement (defined contribution), severance benefits, short-term disability insurance in the amount of 100% of each employee’s base salary at the time of disability for disabilities lasting for up to 90 days and long-term disability insurance in the amount of 60% of each employee’s base salary at the time of disability for disabilities lasting longer than 90 days from the time of the disability until the age of 65. The long-term disability benefits are capped at $12,500 per month. We also provide life insurance benefits in the amount of two times salary, up to $500,000, for all of our employees except Mr. Rooney, whose life insurance benefits are capped at $1,000,000. Under our former plan, we provided Mr. Rooney with benefits in the amount of two times salary, up to $1,000,000, which amount was grandfathered upon the adoption of our current plan. In addition, in order to provide a competitively attractive package to secure and retain executive officers, the company supplements the standard benefit packages offered to all employees with appropriate executive benefits, as listed below. The executives’ benefits package is designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Supplemental Benefits for Certain Executives.

Deferred Compensation Plan. Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (company-matching contributions limited to a maximum aggregate of $8,800 per employee for 2006). Contributions in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account and the investment performance of his or her selected indices. Participants are 100% vested in their deferrals, employer-matching contributions and investment earnings and will be paid their account balances after termination of their employment with our company or on such other distribution date as they may elect. During 2006, Messrs. Rooney and Morris deferred $132,175 and $10,000 of their compensation, respectively, under our nonqualified deferred compensation plan, which amounts do not include $1,963 and $100 in company-matching contributions that we contributed to their respective accounts under the plan during 2006.

Other Benefits. Each of our executive officers receives a car allowance of $900 per month. In addition, we provide each of our executive officers a cellular phone, and we pay country club and certain other club membership dues and related fees for Mr. Rooney.

COMPENSATION COMMITTEE REPORT

The responsibilities of the Compensation Committee are provided in its charter, which has been approved by our board of directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	following such review, approved the inclusion of such Compensation Discussion and Analysis in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Juanita H. Hinshaw, Chair   Stephanie A. Cuskley

John P. Dubinsky

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

*     *     *

COMPENSATION IN LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal year ended December 31, 2006 for our principal executive officer, principal financial officer and the two other executive officers of our company (collectively, the “Named Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Thomas S. Rooney, Jr. President and Chief Executive Officer	2006	$630,000	$264,000	$385,921	$1,087,050	—	—	$31,567	$2,398,538
Thomas E. Vossman Senior Vice President and Chief Operating Officer	2006	310,000	70,000	48,981	247,648	—	—	20,620	697,249
David F. Morris Vice President and General Counsel	2006	240,000	72,000	30,960	141,671	—	—	22,679	507,310
David A. Martin Vice President and Controller	2006	178,075	65,000	—	42,305	—	—	19,817	305,197

(1)	Includes amounts earned but deferred at the election of the executive officer under our nonqualified deferred compensation plan.

(2)	Represents bonuses awarded under our 2006 Management Annual Incentive Plan.

(3)
Represents the dollar amount recognized for financial statement reporting purposes during 2006 in accordance with FAS 123(R) with respect to shares of restricted stock, awarded as follows: Mr. Rooney, 26,000 shares on October 27, 2004 ($211,251), 14,000 shares on May 5, 2005 ($53,681) and 18,700 shares on January 5, 2006 ($120,989); Mr. Vossman, 4,000 shares on May 5, 2005 ($15,337) and 5,200 shares on January 5, 2006 ($33,644); and Mr. Morris, 2,000 shares on May 5, 2005 ($7,668) and 3,600 shares on January 5, 2006 ($23,292). Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 23, 2007, for a discussion regarding the valuation of our stock awards.

(4)
Represents the dollar amount recognized for financial statement reporting purposes during 2006 in accordance with FAS 123(R) with respect to options to purchase shares of our common stock, awarded as follows: Mr. Rooney, 32,200 options on April 1, 2003 ($12,080), 50,000 options on June 1, 2004 ($25,720), 104,000 options on October 27, 2004 ($220,465), 95,000 options on May 5, 2005 ($189,287) and 112,000 options on January 5, 2006 ($639,498); Mr. Vossman, 26,000 options on May 5, 2005 ($51,804) and 34,300 options on January 5, 2006 ($195,844); Mr. Morris, 13,500 options on May 5, 2005 ($26,900) and 20,100 options on January 5, 2006 ($114,771); and Mr. Martin, 2,750 options on March 7, 2003 ($299), 5,000 options on May 25, 2004 ($10,204), 4,500 options on May 5, 2005 ($8,965) and 4,000 options on January 5, 2006 ($22,837). Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 23, 2007, for a discussion regarding the valuation of our option awards.

(5)
Represents the following amounts: Mr. Rooney, $8,800 in employer-matching contributions under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $2,502 in term life insurance premiums, a $10,800 car allowance and $9,465 in club membership dues and related fees; Mr. Vossman, $8,800 in employer-matching contributions under our 401(k) Profit Sharing Plan, $1,020 in term life insurance premiums and a $10,800 car allowance; Mr. Morris, $8,800 in employer-matching contributions under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $979 in term life insurance premiums, a $10,800 car allowance and a $2,100 cellular phone allowance; and Mr. Martin, $7,803 in employer-matching contributions under our 401(k) Profit Sharing Plan, $714 in term life insurance premiums, a $10,800 car allowance and a $500 cellular phone allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards earned for the fiscal year ended December 31, 2006 for the Named Officers:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)

Thomas S. Rooney, Jr.	1/5/2006	$124,000	$248,000	$496,000	—	—	—	—	—	—	—
	1/5/2006	—	—	—	—	18,700	—	—	—	—	$362,967
	1/5/2006	—	—	—	—	—	—	—	112,000	$19.41	910,560

Thomas E. Vossman	1/5/2006	40,000	80,000	160,000	—	—	—	—	—	—	—
	1/5/2006	—	—	—	—	5,200	—	—	—	—	100,932
	1/5/2006	—	—	—	—	—	—	—	34,300	19.41	278,859

David F. Morris	1/5/2006	20,000	40,000	80,000	—	—	—	—	—	—	—
	1/5/2006	—	—	—	—	3,600	—	—	—	—	69,876
	1/5/2006	—	—	—	—	—	—	—	20,100	19.41	163,413

David A. Martin	1/5/2006	—	—	—	—	—	—	—	4,000	19.41	32,520

(1)
Represents estimated future payouts under our Long-Term Incentive Plan for the 2006-2008 performance period. The target amount is earned if performance targets are achieved. Any awards earned under our Long-Term Incentive Plan for the 2006-2008 performance period would be paid in 2009.

(2)	Represents the number of shares of restricted stock awarded in 2006. The shares will fully vest on January 5, 2009, provided that employment continues through such date.

(3)
Represents the grant date fair value of $19.41 per share for the restricted stock grants and $8.13 per share for the stock option grants, each computed in accordance with FAS 123(R), on January 5, 2006. Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, filed on February 23, 2007, for a discussion regarding the valuation of our stock and option awards.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

For 2006, executive officers were eligible to receive annual incentive cash awards under our 2006 Management Annual Incentive Plan. The amount of the annual incentive award for each named executive officer is established as a percentage of the executive’s salary. Although the annual incentive awards are qualified as performance-based under Section 162(m) of the Internal Revenue Code of 1986, as amended, the actual annual incentive award amounts may vary based upon the discretion of the Compensation Committee. Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to awards for the Chief Operating Officer, General Counsel and Controller. Because the annual incentive award payouts are not entirely performance-based, we have disclosed the amounts paid to each of the named executive officers for 2006 in the “Bonus” column of the Summary Compensation Table. Messrs. Rooney, Vossman, Morris and Martin were awarded annual incentive cash awards in the amounts of $264,000, $70,000, $72,000 and $65,000, respectively, under the plan for 2006.

Executives designated by our Compensation Committee as participants in our Long-Term Executive Cash Performance Program also are eligible to earn a deferred cash incentive award based on our financial performance. Participants in the program are eligible to earn an award after the end of each performance period, subject to our achievement of certain pre-established performance objectives for the performance period. For the three-year performance period commencing in 2006 and ending in 2008, the

Compensation Committee established a target payout of $248,000 for Mr. Rooney, $80,000 for Mr. Vossman and $40,000 for Mr. Morris. The target payouts are based upon a stockholders’ equity target for the three-year period ending December 31, 2008. A threshold payment equal to one-half of the target payout for each executive officer is paid when we meet at least 75% of our three-year performance target, and a maximum award of two times the target payout is paid when we are at least 25% over our three-year performance target. The actual payout amounts may be reduced, but cannot be increased, in the sole discretion of the Compensation Committee.

Only Mr. Rooney was a participant in the Long-Term Cash Performance Program for the period beginning in 2004 and ending in 2006. As of December 31, 2006, the performance goals established for the period had not been achieved and, as a result, Mr. Rooney’s award was forfeited without a payout.

In addition, each of our executive officers was granted stock options and Messrs. Rooney, Vossman and Morris were awarded restricted stock during 2006. Messrs. Rooney, Vossman, Morris and Martin each received seven-year options to purchase 112,000, 34,300, 20,100 and 4,000 shares, respectively, of our common stock, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant. Messrs. Rooney, Vossman and Morris also were awarded 18,700, 5,200 and 3,600 shares, respectively, of restricted stock. We have included the restricted stock awards in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the Grant of Plan-Based Awards Table because the vesting of the awards is subject to our achievement of a pre-established net income target during the performance period beginning on January 1, 2006 and ending on December 31, 2006, which target has been achieved. The restricted shares listed in the Grant of Plan-Based Awards Table will vest fully on the third anniversary date of the award if the named executive officer’s employment with us has not terminated as of that date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards, as of the completed 2006 fiscal year, held by the Named Officers:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

Thomas S. Rooney, Jr.	32,200	—	—	$13.68(3)	4/1/10	—	—	—	—
	50,000	—	—	15.40	6/1/11	—	—	—	—
	78,000	26,000	—	20.56	10/27/11	—	—	—	—
	47,500	47,500	—	14.65	5/5/12	—	—	—	—
	28,000	84,000	—	19.41	1/5/13	—	—	—	—
	—	—	—	—	—	26,000	$672,360	—	—
	—	—	—	—	—	14,000	362,040	—	—
	—	—	—	—	—	18,700	483,582	—	—

Thomas E. Vossman	13,000	13,000	—	14.65	5/5/12	—	—	—	—
	8,575	25,725	—	19.41	1/5/13	—	—	—	—
	—	—	—	—	—	4,000	103,440	—	—
	—	—	—	—	—	5,200	134,472	—	—

David F. Morris	6,750	6,750	—	14.65	5/5/12	—	—	—	—
	5,025	15,075	—	19.41	1/5/13	—	—	—	—
	—	—	—	—	—	2,000	51,720	—	—
	—	—	—	—	—	3,600	93,096	—	—

David A. Martin	1,400	—	—	8.75	11/14/07	—	—	—	—
	2,750	—	—	29.06	3/19/11	—	—	—	—
	4,353	—	—	23.92	2/25/12	—	—	—	—
	2,750	—	—	12.50	3/7/10	—	—	—	—
	3,750	1,250	—	15.50(3)	5/25/11	—	—	—	—
	2,250	2,250	—	14.65	5/5/12	—	—	—	—
	1,000	3,000	—	19.41	1/5/13	—	—	—	—

(1)
Represents the number of shares of restricted stock, awarded as follows: Mr. Rooney, 26,000 shares on October 27, 2004, 14,000 shares on May 5, 2005 and 18,700 shares on January 5, 2006; Mr. Vossman, 4,000 shares on May 5, 2005 and 5,200 shares on January 5, 2006; and Mr. Morris, 2,000 shares on May 5, 2005 and 3,600 shares on January 5, 2006. The shares will fully vest on the third anniversary of the date of award provided that employment continues through such date. The amounts for Mr. Rooney do not include the grant of deferred stock units on October 27, 2004, the number of shares subject to the deferred stock units being computed by multiplying 104,000 by the positive difference between the market value of one share of our common stock on October 27, 2007 over $15.50 (not to exceed $5.06), divided by the market value of one share of our common stock on such date. We will not be able to calculate the number of actual deferred stock units granted until after October 27, 2007, but the number of shares subject to the deferred stock units (assuming a $25.86 closing price, the closing price of our common stock on The Nasdaq Global Select Market on December 29, 2006) computed to 20,350 shares.

(2)
Represents the value of restricted shares calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 29, 2006 ($25.86 per share). The amount for Mr. Rooney does not include the value of deferred stock units granted on October 27, 2007, described in Footnote 1 above. The market value of the shares subject to the deferred stock units, assuming a $25.86 closing price (the closing price of our common stock on The Nasdaq Global Select Market on December 29, 2006), is $526,251.

(3)
Effective December 29, 2006, the exercise price with respect to certain options granted to Messrs. Rooney and Martin, respectively, was increased as follows in order to avoid a 20% excise tax at exercise of the options under Section 409A of the Internal Revenue Code of 1986, as amended: Mr. Rooney, an increase from $13.68 to $13.89 with respect to 16,100 options granted on April 1, 2003; and Mr. Martin, an increase from $15.50 to $16.26 with respect to 3,750 options granted on May 25, 2004.

Nonqualified Deferred Compensation

The following table sets forth information concerning contributions, earnings and balances under our nonqualified deferred contribution plan for the Named Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Thomas S. Rooney, Jr.	$132,175	$1,963	$61,146	—	$538,556
Thomas E. Vossman	—	—	—	—	—
David F. Morris	10,000	100	970	—	11,070
David A. Martin	—	—	947	—	7,775

(1)	Executive and registrant contributions also are reported in the “Salary” and “Other Compensation” columns, respectively, of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. This plan allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (company-matching contributions limited to a maximum aggregate of $8,800 per employee for 2006). Contributions in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account and the investment performance of his or her selected indices. Participants are 100% vested in their deferrals, employer-matching contributions and investment earnings and will be paid their account balances after termination of their employment with our company or on such other distribution date as they may elect. During 2006, Messrs. Rooney and Morris deferred $132,175 and $10,000 of their compensation, respectively, under our nonqualified deferred compensation plan, which amounts do not include $1,963 and $100 in company-matching contributions that we contributed to their respective accounts under the plan during 2006.

Change of Control, Severance and Termination

Thomas S. Rooney, Jr. Under the terms of his employment letter, as amended during 2004, Mr. Rooney is an employee “at-will” except that, if his employment is terminated without “cause,” upon his termination, he would be entitled to receive a severance payment equal to 12 months’ base salary, car allowance and medical benefits. Assuming that termination occurred on December 31, 2006, the estimated payment would be $647,494, payable either as a lump sum or in installments. Mr. Rooney also has entered into a non-competition and non-solicitation agreement with us.

Thomas E. Vossman. Under the terms of his employment letter, Mr. Vossman is an employee “at-will,” except that, if his employment is terminated without “cause” during the first 24 months of employment, upon his termination, he will be entitled to receive a severance payment equal to 12 months’ base salary and car allowance and 12 months of the monthly cost we are then paying for his medical insurance coverage. Assuming that termination occurred on December 31, 2006, the estimated payment would be $327,360, payable either as a lump sum or in installments. Mr. Vossman also has entered into a non-competition and non-solicitation agreement with us.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

The table below sets forth certain information as of March 1, 2007 with respect to the number of shares of our common stock owned by:

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation,”
•	each of our directors and director nominees,
•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and
•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	3,727,950	(2)	13.68%
Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, Texas 75201	1,899,300	(3)	6.97
AMVESCAP PLC 30 Finsbury Square London EC2A 1AG, United Kingdom	1,770,952	(4)	6.50
Pictet Asset Management SA 60 Route Des Acacias Geneva 73, Switzerland CH-12 11	1,505,900	(5)	5.53
Barclays Global Investors Japan Limited Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-8402, Japan	1,447,932	(6)	5.31
Stephen P. Cortinovis	65,225	(7)	—	(8)
Stephanie A. Cuskley	7,400	(9)	—	(8)
John P. Dubinsky	37,877	(10)	—	(8)
Juanita H. Hinshaw	37,225	(11)	—	(8)
David A. Martin	20,448	(12)	—	(8)
Alfred T. McNeill	10,600	(13)	—	(8)
David F. Morris	31,240	(14)	—	(8)
Thomas S. Rooney, Jr	354,917	(15)	1.29
Thomas E. Vossman	54,832	(16)	—	(8)
Sheldon Weinig	53,225	(17)	—	(8)
Alfred L. Woods	74,725	(18)	—	(8)
Directors and executive officers as a group (11 persons)	747,714	(19)	2.68

(1)
Except as otherwise indicated, as of March 1, 2007, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire on or within 60 days after March 1, 2007, including through the exercise of stock options and in connection with deferred stock units. References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 1, 2007. A director would only receive shares of common stock in connection with deferred stock units within 60 days after March 1, 2007 if the director’s service on the board terminated during that time period. Also included are restricted shares of common stock, over which the individual has voting power, but no investment power.

(2)
The information provided herein is based on a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 14, 2007. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,184,600 shares of our common stock and sole dispositive power with respect to 3,727,950 shares of our common stock. These securities are owned by various individual and institutional investors, including the fund (which owns 1,675,000 shares, representing 6.15% of the shares outstanding, over which the fund has sole voting power), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(3)
The information provided herein is based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, Inc. with the Securities and Exchange Commission on February 9, 2007. The information in the Schedule 13G indicates that Barrow, Hanley, Mewhinney & Strauss, Inc., an investment adviser, has sole voting power with respect to 910,300 of these shares, shared voting power with respect to 989,000 of these shares and sole dispositive power with respect to all 1,899,300 of these shares. The right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares is held by certain clients of Barrow, Hanley, Mewhinney & Strauss, Inc., none of which has such right or power with respect to five percent or more of these shares.

(4)
The information provided herein is based on a Schedule 13G filed by AMVESCAP PLC with the Securities and Exchange Commission on February 14, 2007, on behalf of the following subsidiaries: PowerShares Capital Management LLC, INVESCO Asset Management Limited, INVESCO Asset Management Ireland Limited and Atlantic Trust Company, N.A. (collectively, the “Subsidiaries”). The information in the Schedule 13G indicates that the Subsidiaries, each an investment adviser, have sole voting and dispositive power with respect to these shares as follows: PowerShares Capital Management LLC, 1,691,727; INVESCO Asset Management Limited, 67,000; INVESCO Asset Management Ireland Limited, 12,100; and Atlantic Trust Company, N.A., 125.

(5)
The information provided herein is based on a Schedule 13G/A filed by Pictet Asset Management SA with the Securities and Exchange Commission on February 12, 2007. The information in the Schedule 13G/A indicates that Pictet Asset Management SA, has sole voting and dispositive power with respect to all of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Pictet Asset Management SA is deemed to be a beneficial owner of these securities; however, Pictet Asset Management SA expressly disclaims that it is, in fact, the beneficial owner of these securities.

(6)
The information provided herein is based on a Schedule 13G filed by Barclays Global Investors Japan Limited with the Securities and Exchange Commission on January 23, 2007. The information in the Schedule 13G indicates that Barclays Global Investors Japan Limited, an investment adviser, has sole voting power with respect to 1,335,315 of these shares and sole dispositive power with respect to all 1,447,932 of these shares. The shares reported are held by Barclays Global Investors Japan Limited in trust accounts for the economic benefit of the beneficiaries of those accounts.

(7)	Represents 1,000 shares of common stock, options to purchase 51,500 shares of stock and 12,725 deferred stock units.

(8)	Less than one percent.

(9)	Represents 1,000 shares of common stock and 6,400 deferred stock units.

(10)	Represents 10,152 shares of common stock, options to purchase 15,000 shares of stock and 12,725 deferred stock units.

(11)	Represents 2,000 shares of common stock, options to purchase 22,500 shares of stock and 12,725 deferred stock units.

(12)
Represents 195 shares of common stock and options to purchase 20,253 shares of stock. Does not include the grant of 1,500 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided that employment continues through January 11, 2010.

(13)	Represents 1,000 shares of common stock and 9,600 deferred stock units.

(14)
Represents 5,600 restricted shares of common stock and options to purchase 25,640 shares of stock. Does not include the grant of 5,430 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided that certain company performance goals are met as of December 31, 2007, and that employment continues through January 11, 2010.

(15)
Represents 58,700 restricted shares of common stock, options to purchase 292,035 shares of stock and 4,182 deferred stock units. Does not include the grant of (a) 17,404 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided that certain company performance goals are met as of December 31, 2007, and that employment continues through January 11, 2010; and (b) deferred stock units on October 27, 2004, the number of which shall equal the product of 104,000 times the positive difference between the market value of one share of our common stock on October 27, 2007, over $15.50 (not to exceed $5.06), divided by the market value of one share of our common stock on such date. We will not be able to calculate the number of deferred stock units granted until after October 27, 2007.

(16)
Represents 9,200 restricted shares of common stock and options to purchase 45,632 shares of stock. Does not include the grant of 9,510 restricted stock units on January 11, 2007, which units shall vest on January 11, 2010, provided that certain company performance goals are met as of December 31, 2007, and that employment continues through January 11, 2010.

(17)	Represents 9,000 shares of common stock, options to purchase 31,500 shares of stock and 12,725 deferred stock units.

(18)	Represents 500 shares of common stock, options to purchase 51,500 shares of stock and 22,725 deferred stock units.

(19)	Includes options to purchase 555,560 shares of stock and 93,807 deferred stock units.

RELATED PARTY TRANSACTIONS

One of our directors, John P. Dubinsky, is the President and Chief Executive Officer of CORTEX (Center of Research, Technology and Entrepreneurial Expertise), a public purpose nonprofit corporation that was organized under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, to purchase real property in the St. Louis, Missouri area with the goal of establishing a biotechnology corridor. Mr. Dubinsky’s position with CORTEX is unpaid. During 2006, CORTEX purchased a parcel of real property from one of our subsidiaries for $2.35 million in cash. Mr. Dubinsky did not participate in the negotiation or the consideration of the transaction for either CORTEX or us. We believe that the negotiations and deal terms were arm’s length in nature, including our receipt of an independent appraisal on the value of the property. Although Mr. Dubinsky has no personal financial or ownership interest in CORTEX, we are reporting this transaction as a related party transaction because of his position as an executive officer of CORTEX.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934 and written representations that no other reports were required to be filed, we believe that during 2006 all filing requirements applicable to our directors, officers and 10% stockholders under Section 16(a) were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,392,199	$19.85	2,193,500
Equity compensation plans not approved by security holders	—	—	—
Total	1,392,199	$19.85	2,193,500

(1)	The number of securities to be issued upon exercise of outstanding options, warrants and rights includes 1,298,392 stock options and 93,807 deferred stock units outstanding at December 31, 2006.

PROPOSAL 2: APPROVAL OF THE INSITUFORM TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the Insituform Technologies, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). The purpose of the Stock Purchase Plan is to provide employees the opportunity to acquire a proprietary interest in our company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of our company and our subsidiaries.

A copy of the Stock Purchase Plan is attached as Appendix A to this proxy statement. The following summary of the terms of the Stock Purchase Plan is qualified in its entirety by reference thereto. Stockholders are urged to refer to the Stock Purchase Plan document and to read it carefully for a complete statement of the provisions summarized herein.

Stock Subject to the Plan

The stock subject to purchase under the Stock Purchase Plan shall be acquired in the market by the custodian (the “Custodian”) appointed by the Compensation Committee or, at our election, shall be newly-issued or treasury shares. The aggregate number of shares of stock that may be purchased under the Stock Purchase Plan shall not exceed Seven Hundred Fifty Thousand (750,000) shares. All shares purchased for participants under the Stock Purchase Plan, other than stock purchased as a result of the reinvestment of dividends, will count against this limitation.

In the case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in our capital structure, the Compensation Committee shall make such adjustment as it deems appropriate in the number, kind and purchase price of stock available for purchase under the Stock Purchase Plan so that the aggregate consideration payable by, and the value of the benefit to, employees shall not change.

Eligibility

Employees of our company and each of our subsidiaries who meet the eligibility requirements under the Stock Purchase Plan may participate in the plan. As of March 1, 2007, there were approximately 1,300 employees eligible to participate in the Stock Purchase Plan. An employee is eligible to participate in the Stock Purchase Plan if the employee is customarily employed for more than five months in any calendar year by us or any subsidiary and who is regularly scheduled to work 20 or more hours per week, except that no employee may participate (1) if immediately upon enrollment the employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of our company or any subsidiary, or (2) the terms of the employee’s employment are covered by a collective bargaining agreement and the employee, through his or her collective bargaining representative, has decided not to participate in the Stock Purchase Plan following good faith bargaining with the employee’s collective bargaining representative with respect to the Stock Purchase Plan.

Offerings Under the Plan

It is contemplated that, in a series of monthly grants of options to purchase company stock under the Stock Purchase Plan, we will offer to all eligible employees the right to purchase under each monthly offering units of our common stock. The Stock Purchase Plan provides that each offering will commence on an “Offering Date,” will continue for one month and will end on a “Termination Date.” The period during which an offering is in effect is an “Offering Period.”

To enroll in the Stock Purchase Plan for an Offering Period, an employee must file an enrollment form with us and elect to make contributions under the Stock Purchase Plan by means of payroll deduction and must state the contribution rate elected by the employee for the Offering Period. Such contributions shall be a minimum of $5.00 per week and not more than 10% of the employee’s base pay, including commissions and overtime pay, during the applicable Offering Period. Each participating employee will automatically be enrolled in the Stock Purchase Plan for the next Offering Period unless the employee files a written notice of withdrawal with us before the Offering Date for the next Offering Period.

All contributions made by an employee under the Stock Purchase Plan will be credited to an account maintained for the employee by the Custodian. As soon as practicable after the Termination Date of each Offering Period, the Custodian will apply the amounts credited to each employee’s account as of such Termination Date to the purchase of company stock. The number of units of stock to be purchased for each participating employee will equal the number of shares of company stock that can be purchased at a price of 95% of the fair market value of the stock on a Termination Date. No employee shall be permitted to purchase stock with a fair market value of stock in excess of $25,000 for each calendar year. In the event that the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the stock available for purchase for such employee for that Offering Period, the excess of the amount withheld over the option price of the stock purchased for the employee shall be returned to the employee without interest.

No employee may sell, transfer or otherwise dispose of stock credited to the employee’s account other than stock acquired with dividends credited to such option account until any date which is at least six months following the Termination Date as of which such stock was purchased, except in the event of termination of employment or death of the employee. An employee may from time to time request distribution of stock with respect to stock credited to the employee’s account which is not then subject to such stock restriction.

Termination of Enrollment

An employee’s enrollment in the Stock Purchase Plan will terminate on: (i) termination of employment with our company and our subsidiaries, (ii) on the employee’s filing of written notice of withdrawal from the Stock Purchase Plan, (iii) on the date on which the employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the company or any subsidiary, or (iv) upon termination of the Stock Purchase Plan. Upon termination of an employee’s enrollment, we will pay to such employee all cash amounts credited to the employee’s account as of the date of termination. If termination of the employee’s enrollment is the result of either the employee’s termination of employment with us and our subsidiaries or the termination of the Stock Purchase Plan, the Compensation Committee will direct the Custodian to distribute to the employee certificates representing the whole shares of stock then credited to the employee’s account and cash equal to the fair market value of any fractional share of stock. If an employee’s enrollment terminates as a result of death, all cash amounts payable to the employee will be paid to the employee’s beneficiary.

Plan Administration

The Stock Purchase Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee is vested with full power to determine all questions that may arise under, construe the terms of, adopt rules of procedure and enforce the provisions of the Stock Purchase Plan.

Amendment and Termination

We may at any time amend or terminate the Stock Purchase Plan. No amendment will be made without the prior approval of the stockholders if the amendment will increase the number of shares reserved for purchase under the Stock Purchase Plan or materially modify the eligibility conditions or increase the benefits available to employees under the Stock Purchase Plan. No amendment will make any change in an option granted previously and outstanding which adversely affects the rights of an employee with respect to such option.

The Stock Purchase Plan will terminate on the earlier of (i) the date all of the shares represented by stock subject to the Stock Purchase Plan are purchased, and (ii) the end of the tenth year after the effective date of the Stock Purchase Plan. If the Stock Purchase Plan terminates, the Compensation Committee may elect to terminate all outstanding options either immediately or upon completion of the purchase of stock on the next following Termination Date. If the Compensation Committee terminates an option to purchase stock prior to the expiration of the option, all cash amounts contributed to the Stock Purchase Plan which remain in an employee’s account will be returned to the employee as soon as practicable.

Federal Income Tax Consequences

The amount which an employee contributes to the Stock Purchase Plan through payroll deductions is currently taxed as ordinary income. The employee does not recognize income on either the Offering Date or the Termination Date. However, if the employee disposes of shares of stock acquired pursuant to the Stock Purchase Plan (other than by death) within two years from the related Offering Date, the employee will recognize ordinary income equal to the excess of the fair market value of such shares on the related Termination Date over the option price. For purposes of computing gain or loss upon the disposition, the employee’s basis in any shares disposed of will be the fair market value of the shares on the related Termination Date. We will be entitled to a deduction in an amount equal to the amount includible as ordinary income of the employee. Our deduction will be taken in our taxable year which ends within the taxable year of the employee in which the employee recognizes the income.

If the employee disposes of the stock two or more years after the related Offering Date, or if the employee dies without having disposed of the stock, the employee will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock on the related Offering Date over the option price, or (b) the excess (if any) of the fair market value of the stock on the date of disposition or death over the option price. The basis of the shares to the employee will be the sum of the option price and the amount of any such recognized income; the basis of the shares to the estate of a deceased employee will be the fair market value of the shares at the employee’s death.

Ordinary income of an individual is currently subject to a federal income tax at a maximum tax rate of 35%.

Required Vote for Approval

The required vote for approval of the Stock Purchase Plan is the affirmative vote of a majority of the shares of our common stock cast, present or represented by proxy at the annual meeting.

Our board of directors recommends a vote “FOR” approval of the adoption of the Stock Purchase Plan.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our board of directors, upon the recommendation of the Audit Committee of the board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at our annual meeting to respond to appropriate questions from our stockholders and to make statements if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our board of directors, the Audit Committee pre-approves all auditing services and all significant non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed auditing and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. The Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If the Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors:

	2006		2005
Audit Fees	$694,500		$697,450
Audit-Related Fees	15,000		22,500
Tax Fees	104,851		380,844
All Other Fees	—		—
Total	$814,351	(1)	$1,100,794	(1)

(1)	Does not include $27,627 and $23,680 in administrative and out-of-pocket fees paid for the years ended December 31, 2006 and 2005, respectively.

Audit Fees. We paid an aggregate of $694,500 to PricewaterhouseCoopers LLP for the 2006 fiscal year audit, for the reviews of the financial statements included in our 2006 quarterly reports on Form 10-Q, and for statutory and subsidiary audits. In 2005, we paid an aggregate of $697,450 to PricewaterhouseCoopers LLP for these services.

Audit-Related Fees. In 2006, we paid PricewaterhouseCoopers LLP $15,000 for assurance and related services that were reasonably related to the performance of PricewaterhouseCoopers LLP’s audit and review of our financial statements. These services included assistance with various state qualification forms. All of these services were pre-approved by our Audit Committee. In 2005, we paid an aggregate of $22,500 to PricewaterhouseCoopers LLP for these services, in addition to employee benefit plan audits, consultation in connection with acquisitions and consultation concerning financial accounting and reporting standards.

Tax Fees. In 2006, we paid PricewaterhouseCoopers LLP $104,851 for tax services, which primarily consisted of services for tax planning and consulting, exclusive of tax services rendered in connection with the audit. Our Audit Committee pre-approved all of these services. In 2005, we paid an aggregate of $380,844 to PricewaterhouseCoopers LLP for these services, in addition to federal, state and international tax compliance.

All Other Fees. In 2006 and 2005, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007 will require the affirmative vote of a majority of the votes cast upon this proposal at the annual meeting.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2007.

OTHER MATTERS

The board does not know of any other matters which may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the persons named on the accompanying proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Our by-laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary. We must receive stockholder proposals intended to be presented at an annual meeting at least 120 days (which for the 2008 annual meeting would be November 16, 2007) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, in order to be considered for inclusion in our proxy statement relating to the meeting. Stockholder proposals that do not appear in the proxy statement may be considered at a meeting of stockholders only if written notice of the proposal is delivered to or mailed and received at our principal executive office not less than 90 days nor more than 120 days (which for the 2008 annual meeting of stockholders would be January 25, 2008 and December 27, 2007, respectively) prior to the anniversary date of the preceding year’s annual meeting of stockholders.

However, if the date of the annual meeting is advanced or delayed by more than 30 days compared to the date of the preceding year’s annual meeting, notice by the stockholder to be timely made must be received not later than the close of business on the later of:

•	the ninetieth day prior to the meeting, or
•	the tenth day following the date on which the date set for the meeting is first announced publicly.

Notwithstanding the foregoing requirements, a proxy may confer discretionary authority to vote on any stockholder proposal, provided that such proposal is received at least 45 days (which for the 2008 annual meeting of stockholders would be January 30, 2008) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders.

Any written notice of a stockholder proposal must include the information required by our by-laws and, in the case of a notice of nomination, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

If a stockholder fails to notify us within the time limits described above of an intent to present a nomination or proposal for a stockholder vote at our 2008 annual meeting of stockholders, we will declare the nomination or business to be not properly brought before the meeting and, therefore, the nomination will be disregarded or the business will not be transacted. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our proxy statement.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our board or one of our directors can write to:

Board of Directors
c/o Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Insituform personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our board’s Audit Committee.

Although our board does not have an express policy regarding director attendance at the annual meeting of stockholders, we anticipate that all directors will attend this year’s annual meeting. Eight directors attended the 2006 annual meeting of stockholders.

/s/ David F. Morris

David F. Morris
Secretary

Chesterfield, Missouri
March 15, 2007

APPENDIX A: INSITUFORM TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 - INTRODUCTION

1.1    Purpose. The Company hereby establishes the Plan to provide eligible Employees the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its Subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

1.2    Stock Purchase Plan. The Plan is a stock purchase plan that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any provision of the Plan inconsistent with Code Section 423 will, without further act or amendment by the Company, be reformed to comply with Code Section 423.

1.3    Effective Date and Term. The Plan will be effective as soon as administratively feasible following adoption of the Plan by the Board of Directors and approval of the Plan by the stockholders of the Company. The Plan shall continue in effect until terminated in accordance with Section 7.2.

1.4    Participating Subsidiaries. Each Subsidiary organized under the laws of the United States as of the Effective Date will be deemed to have adopted the Plan for its eligible Employees as of the Effective Date. Any corporation (determined in accordance with Code Section 7701) organized under the laws of the United States that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Committee acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

1.5    Stock Subject to Plan

  (a) The Stock subject to purchase under the Plan shall be acquired in the market by the Custodian or, at the election of the Company, shall be newly-issued or treasury shares. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed Seven Hundred Fifty Thousand (750,000) shares. All shares represented by Stock purchased under the Plan other than Stock purchased as a result of the reinvestment of dividends will count against this limitation.

  (b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee shall make such adjustment as it deems appropriate in the number, kind and purchase price of Stock available for purchase under the Plan so that the aggregate consideration payable by and the value of the benefit to Employees, shall not be changed.

SECTION 2 - DEFINITIONS

For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

2.1    “Beneficiary” means a person to whom all or a portion of the Stock or cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such Stock or cash amounts.

2.2    “Board” means the Board of Directors of the Company.

2.3     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder.

2.4    “Committee” means the Compensation Committee of the Board.

2.5    “Company” means Insituform Technologies, Inc. and its respective successors and assigns.

2.6    “Compensation” means base pay, including commissions and overtime pay payable in cash to an Employee by an Employer during the applicable period.

2.7    “Custodian” means the custodian for the Plan appointed by the Committee.

2.8    “Effective Date” means the date designated by the Committee following approval of the Plan by the Company’s stockholders.

2.9    “Employee” means any common law employee of an Employer who:

  (a) Is customarily employed for more than five months in a calendar year; and

  (b) Is regularly scheduled to work twenty hours or more per week.

2.10    “Employer” means the Company or a Participating Subsidiary.

2.11    “Fair Market Value” means, with respect to Stock as of a particular day, the fair market value as determined by the Committee based on the sale price or prices of the Stock in the market.

2.12    “Offering Date” means the first day of the Offering Period.

2.13    “Offering Period” means the month in which the Effective Date occurs and each consecutive month thereafter; or such other period designated by the Committee in its sole discretion.

2.14    “Option Account” means the Account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options as of a Termination Date.

2.15    “Participating Subsidiary” means a Subsidiary that is participating in the Plan in accordance with Section 1.4.

2.16    “Plan” means the Insituform Technologies, Inc. Employee Stock Purchase Plan, as described in this document and as amended from time to time.

2.17     “Stock” means Class A common stock, $.01 par value, of the Company.

2.18    “Subsidiary” means any corporation (determined in accordance with Code Section 7701) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.19    “Termination Date” means the last day of an Offering Period; provided however, that if the last day of an Offering Period is not a business day, the immediately preceding business day shall be the Termination Date.

SECTION 3 - ENROLLMENT AND CONTRIBUTIONS

3.1    Eligibility for Enrollment.

  (a) An Employee may enroll in the Plan for an Offering Period unless one of the following applies:

(i) The Employee would, immediately upon enrollment, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Code Section 423(d); or

(ii) The Employee is not employed by an Employer on the Offering Date; or

(iii) The terms of the Employee’s employment are covered by a collective bargaining agreement and the Employee, through his or her collective bargaining representative, has decided not to participate in the Plan following good faith bargaining with the Employee’s designated collective bargaining representative with respect to the Plan.

  (b) The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.

3.2    Enrollment Procedure.

  (a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Employer and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Employer in the time and manner specified by the Committee prior to the Offering Date and must state the contribution rate elected by the Employee for the Offering Period.

  (b) An Employee whose enrollment in and contributions under the Plan continue throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Employer before the Offering Date for the next Offering Period in accordance with Section 5.1(a)(i) or (ii) on the Offering Date the Employee is described in Section 3.1(a)(i), (ii) or (iii). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files an amended enrollment form with the Employer in the time and manner specified by the Committee prior to the next subsequent Offering Period designating a different contribution rate.

3.3    Contributions.

  (a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

  (b) An Employee may elect to make payroll deduction contributions in amounts not less than $5.00 per week and not more than the lesser of (i) 10% of Compensation per payroll period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering Date) or (ii) a percentage of Compensation for each payroll period that ensures that the limit specified in Section 4.1 is not exceeded for the Offering Period.

  (c) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Employer’s payroll deduction schedule and practices.

  (d) Except as provided in Section 5.1, an Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period by giving written notice to the Employer in the time and manner specified by the Committee before such payroll period begins.

3.4    Option Accounts. All contributions made by an Employee under the Plan will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee. The Company will make the credit within ten (10) days after the contributions are withheld from the Employee’s Compensation.

3.5    No Funding of Accounts. No cash shall be set aside with respect to an Option Account. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Employer and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Employer. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Employer.

SECTION 4 - GRANT AND EXERCISE OF OPTION

4.1    Grant of Options; Terms. Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase Stock under the Plan for that Offering Period. Notwithstanding anything to the contrary in this Plan, all Employees granted options for an Offering Period shall have the same rights and privileges as required by Code Section 423(b)(5). Each option will be subject to the following terms:

  (a) The option price will be as specified in Section 4.2.

  (b) Except as limited in (e) below, the number of units of Stock subject to the option will equal the number of whole and fractional units of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee’s Option Account as of the Termination Date.

  (c) The option will be exercised automatically as of the Termination Date for the Offering Period.

  (d) The payment by an Employee for the Stock purchased under an option will be made only from amounts credited to the Employee’s Option Account as a result of contributions through payroll deduction in accordance with Section 3.3.

  (e) No Employee shall be granted an option which permits his right to purchase Stock (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company or any Subsidiary) to exceed $25,000.00 of Fair Market Value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.2    Purchase of Stock; Price.

  (a) As soon as practicable after the Termination Date of each Offering Period, the Custodian will apply to the purchase of Stock the amounts credited to each Employee’s Option Account as of such Termination Date. The Company shall pay any additional amount required to purchase the number of units of Stock determined in accordance with Section 4.1(b). The Stock so purchased for each Employee shall be allocated to the Option Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.

  (b) The option price of each unit of Stock purchased as of a Termination Date shall be 95% of the Fair Market Value of the Stock on such Termination Date.

4.3    Option Accounts.

  (a) All whole and fractional units of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee’s Option Account, as of such Termination Date. Any cash insufficient to purchase a fractional unit described in Section 4.1(b) shall be carried over to the next Offering Period. Dividends payable with respect to Stock credited to the Employee’s Option Account will be credited to the Employee’s Option Account and reinvested in additional Stock which shall be purchased by the Custodian in the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian. No discount from the market price shall apply with respect to Stock purchased with such dividends.

  (b) In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the Stock available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the Stock so purchased for the Employee shall be returned to the Employee without interest.

  (c) No Employee may sell, transfer or otherwise dispose of Stock credited to the Employee’s Option Account other than Stock acquired with dividends credited to such Option Account until any date which is at least six (6) months following the Termination Date as of which such Stock was purchased, except in the event of termination of employment or death of the Employee. Any sale, transfer or other disposition of Stock by an Employee, former Employee or Beneficiary shall be subject to such laws, regulations or procedures as may be applicable from time to time in respect to dealing in the Stock or the shares represented by the Stock.

4.4    No Interest on Account Balances. No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company or any Employer shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.

SECTION 5 - TERMINATION OF ENROLLMENT

5.1    Termination of Enrollment.

  (a) An Employee’s enrollment in the Plan will terminate under the following circumstances:

(i) An Employee’s enrollment will terminate as of the beginning of the Offering Period after the Employee files with the Company a written notice of withdrawal within the time period specified by the Committee.

(ii) An Employee’s enrollment will terminate on termination of employment with all Employers.

(iii) An Employee’s enrollment will terminate as of the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Code Sections 423(d) and (f).

(iv) An Employee’s enrollment will terminate upon termination of the Plan or as of the date the relevant Employer ceases to be a Subsidiary.

  (b) An Employee whose enrollment in the Plan terminates under this Section other than by reason of termination of the Plan may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

5.2    Distributions to Employee.

  (a) As soon as practicable after an Employee’s enrollment in the Plan terminates under Section 5.1:

(i) The Employer will pay to the Employee all cash amounts credited to the Employee’s Option Account as of the date of termination; and

(ii) If enrollment terminates pursuant to Section 5.1(a)(ii) or 5.1(a)(iv), the Committee will direct the Custodian to distribute to the Employee certificates representing the whole units of Stock then credited to the Employee’s Option Account and cash equal to the Fair Market Value of any fractional unit of Stock.

  (b) If an Employee’s enrollment terminates as a result of death, or if the Employee’s death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee’s Beneficiary.

  (c) An Employee may from time to time request distribution in whole units of Stock with respect to that portion of Stock then credited to the Employee’s Option Account which is not then subject to the sale restriction in Section 4.3(c). The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional unit when all whole units of Stock have been distributed.

5.3    Beneficiaries.

  (a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom cash amounts credited to the Option Account will be distributed if the Employee dies before receiving complete payment of such amounts. Any such designation must be made on a form provided by the Committee for this purpose, will be effective on the date received by the Committee and may be revoked by the Employee at any time.

  (b) If the Employee fails to designate a beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be paid to the Employee’s estate.

SECTION 6 - PLAN ADMINISTRATION

6.1    Committee. The Plan will be administered by the Committee.

6.2    Committee Powers.

  (a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

(i) To determine all questions that may arise under the Plan, including the power to determine the rights or eligibility of an Employee or their Beneficiaries;

(ii) To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

(iii) To adopt such rules of procedure and prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

(iv) To enforce the Plan provisions and the rules of procedure which it adopts; and

(v) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

  (b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

6.3    Committee Actions. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

  (a) The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

  (b) A member of the Committee may by writing delegate any or all of such member’s rights, powers, and duties to any other member of the Committee, with the consent of the latter;

  (c) The Committee may delegate to any agents, which may include a Plan Committee, such duties and powers, as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

  (d) When there is an even division of opinion among the members of the Committee as to a matter, the Board will decide the matter, provided, however, that no member of the Board may vote on such a matter if it concerns such member’s individual rights, privileges or obligations under the Plan.

6.4    Member Who is Participant. If a member of the Committee is an Employee, such member may not decide any matter relating to the member’s participation or Option Account or how the Option Account is to be paid to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

6.5    Information Required from Company. The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company and the Employers as to an Employee’s Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

6.6    Information Required from Employees. Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person’s mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

6.7    Uniform Rules and Administration. The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

SECTION 7 - AMENDMENT AND TERMINATION

7.1    Amendment.

  (a) The Company reserves the right to amend the Plan from time to time subject to the following limitations:

(i) No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares reserved for purchase under the Plan, or (2) materially modify the eligibility conditions or increase the benefits available to Employees under the Plan.

(ii) No amendment will make any change in an option granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

(iii) No amendment will reduce the amount of an Employee’s Option Account balance.

  (b) The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

7.2    Termination. The Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time. Unless sooner terminated by the Company, the Plan shall terminate on the earlier of: (i) the date all of the shares represented by Stock specified in Section 1.5(a) are purchased unless additional shares represented by Stock are authorized for the Plan by the stockholders of the Company; and (ii) the end of the tenth year beginning on or after the Effective Date. No option may be granted under the Plan after the Plan is terminated.

7.3    Rights Upon Termination.

  (a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of Stock on the next following Termination Date.

  (b) If the Committee terminates an option to purchase Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee’s Option Account will be returned to the Employee as soon as practicable.

SECTION 8 - GENERAL PROVISIONS

8.1    No Transfer or Assignment. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee’s rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

8.2    Equal Rights and Privileges. All Employees who are granted options under the Plan for the Offering Period will have equal rights and privileges with respect to such option.

8.3    Rights as Stockholder. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to Stock subject to the option. An Employee will become a stockholder with respect to Stock subject to an option under the Plan only when the purchase of such Stock is completed.

8.4    Rights as Employee. The Plan is not a contract of employment, and the grant of an option to purchase Stock under the Plan will not confer upon any Employee the right to be retained in the employ of any Employer. An Employee’s enrollment in the Plan shall constitute a waiver of any and all rights to compensation or damages relating to the cessation of such Employee’s eligibility to participate in the Plan upon termination of the Plan or termination of the Employee’s employment for any reason whatsoever.

8.5    Costs. All costs and expenses incurred in the administration of the Plan will be paid by the Company. Any brokerage fees or expenses for the sale or transfer of Stock by an Employee will be borne by the Employee.

8.6    Liability for Taxes. Each Employee shall be responsible for, and will indemnify the Employer against, any federal, state or local income or other applicable taxes, including any interest or penalties relating thereto, to which the Employee may be subject as a result of the Employee’s participation in the Plan or the Employee’s sale of Stock acquired thereunder.

8.7    Reports. The Committee will provide, or cause to be provided, to each Employee no less frequently than annually a report of the Employee’s contributions under the Plan for the reporting period, the Stock purchased with such contributions, and any dividends received with respect to such Stock.

8.8    Actions by Company. Any action taken by the Company with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

8.9    Governmental Approval. The Plan and any offering or sale made to Employees under the Plan are subject to any governmental requirements, approvals or consents that are or may become applicable in connection herewith.

8.10    Stockholder Approval. The Plan is subject to approval by the holders of a majority of the Company’s issued and outstanding shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

8.11    Applicable Law. The Plan will be governed by the laws of the State of Missouri, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

8.12    Gender and Number. When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

8.13    Headings. All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

INSITUFORM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the notice of the annual meeting of stockholders of Insituform Technologies, Inc. and the proxy statement, appoints Thomas S. Rooney, Jr. and David F. Morris, and each of them acting individually, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of our Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
INSITUFORM TECHNOLOGIES, INC.

April 25, 2007

Please date, sign and mail your proxy
card in the envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1. ELECTION OF DIRECTORS: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: / / STEPHEN P. CORTINOVIS / / STEPHANIE A. CUSKLEY / / JOHN P. DUBINSKY / / JUANITA H. HINSHAW / / ALFRED T. MCNEILL / / THOMAS S. ROONEY, JR. / / SHELDON WEINIG / / ALFRED L. WOODS

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: / /

2.	PROPOSAL TO APPROVE THE INSITUFORM TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN.
☐ For
☐ Against
☐ Abstain

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC AUDITORS.
☐ For
☐ Against
☐ Abstain

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof.

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE NAMED NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2 and “FOR” PROPOSAL 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder______________________________________________  Date:______________________________

Signature of Stockholder______________________________________________  Date:______________________________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.